SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )
Filed by the Registrant  [  ]
Filed by a Party other than the Registrant  [  ]
Check the appropriate box:
[  ]  Preliminary Proxy Statement    [  ]  Confidential, for Use of the Commission       Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

SEVERN BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[  ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)   Aggregate number of securities to which transaction applies:

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[  ]  Fee paid previously with preliminary materials.

[  ]  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4) Date Filed:

Severn Bancorp, Inc.

1919 A West Street, Annapolis, Maryland 21401

March 25, 2004

To the Shareholders of Severn Bancorp, Inc.:

You are cordially invited to attend the Annual Meeting of shareholders of Severn Bancorp, Inc. to be held on Wednesday, April 28, 2004, at 7:30 p.m. Eastern Time, at The Radisson Hotel, 210 Holiday Court, Annapolis, MD 21401.

At the Annual Meeting, you will be asked to elect three directors, each to serve for a three-year term, ratify the appointment of Beard Miller Company LLP as independent auditor of Severn Bancorp, Inc. and to transact such other business as may properly come before the Annual Meeting or any adjournments.

The Board of Directors unanimously recommends that you vote FOR the election of all the Board's nominees for election as directors and FOR the ratification of Beard Miller Company, LLP as independent auditor for Severn Bancorp, Inc. We encourage you to read the accompanying Proxy Statement, which provides information about Severn Bancorp, Inc. and the matters to be considered at the Annual Meeting.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are requested to complete, date, sign and return the enclosed proxy card in the enclosed postage paid envelope.

Sincerely,

/s/

Alan J. Hyatt
Chairman, President and
      Chief Executive Officer

SEVERN BANCORP, INC.
1919 A West Street
Annapolis, Maryland 21401
(410) 841-6925

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON
April 28, 2004

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Severn Bancorp, Inc. will be held at The Radisson Hotel, 210 Holiday Court, Annapolis, Maryland 21401 on Wednesday, April 28, 2004, at 7:30 p.m., Eastern Time, and at any adjournments thereof, for the following purposes, all of which are more completely set forth in the accompanying Proxy Statement:

1.    To elect Melvin Hyatt, S. Scott Kirkley and Albert W. Shields to serve as directors for a three-year term;

2.    To ratify the appointment of Beard Miller Company, LLP as independent auditor for Severn Bancorp, Inc.
 for the year ending December 31, 2004; and

      3.    To transact such other business as may properly come before the Annual Meeting and any postponements or adjournments of the meeting.

Except for procedural matters, the Board of Directors is not aware of any other matters that may come before the Annual Meeting and any adjournments of the meeting.

Shareholders of record at the close of business on March 15, 2004 are entitled to notice of and to vote at the Annual Meeting and at any adjournments of the meeting.

            By Order of the Board of Directors

            /s/
            S. Scott Kirkley
            Secretary
Annapolis, Maryland
March 25, 2004

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO ITS EXERCISE.

PROXY STATEMENT
FOR
SEVERN BANCORP, INC.
1919A WEST STREET
ANNAPOLIS, MARYLAND 21401
410-841-6925

This proxy statement contains information about the annual meeting of shareholders of Severn Bancorp, Inc. to be on Wednesday, April 28, 2004, at 7:30 p.m. local time at The Radisson Hotel, 210 Holiday Court, Annapolis, Maryland 21401 and at any postponements or adjournments of the meeting.

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why did you send me this proxy statement?

We sent you this Proxy Statement and the enclosed proxy card because you were a shareholder of Severn Bancorp, Inc. (the "Company") on March 15, 2004. Our Board of Directors chose this day as the record date for shareholders entitled to vote at the Annual Meeting of Shareholders. The Board of Directors is soliciting your proxy to be voted at the Annual Meeting of Shareholders.

This Proxy Statement summarizes the information you need to know to cast an informed vote at the meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We began sending this Proxy Statement, Notice of Annual Meeting and the enclosed proxy card on or about March 25, 2004 to all shareholders entitled to vote. On the record date, there were 4,159,092 shares of our common stock issued and outstanding. The common stock is our only class of stock outstanding. We are also sending our Annual Report/Form 10-K for the fiscal year ended December 31, 2003 along with this Proxy Statement. The Annual Report/Form 10-K is not to be deemed a part of the material for the solicitation of proxies.

How do I vote by proxy?

You vote your proxy by completing the proxy card enclosed in accordance with its instructions, signing and dating the proxy and returning it in the postage-paid envelope. You may also just sign and date your proxy card and return it. Your vote is important. Whether you plan to attend the meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the meeting and vote.

If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

•   "FOR" the election of all three nominees for director, and

•    "FOR" ratification of the appointment of Beard Miller Company, LLP as independent auditor for the year ending December 31, 2004.
      In addition, the proxy card confers authority on the proxy named in the proxy card to vote with respect to:

  The election of any person as a director should the nominee be unable to serve or, for good cause, will not serve, and
  Other proposals for which management did not have notice at least 60 days prior to the date of the annual meeting of shareholders, and
  Matters incidental to the conduct of the meeting.
On these other matters, your proxy will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in their own discretion. At the time this Proxy Statement was mailed, we knew of no matters that needed to be acted upon at the meeting, other than those discussed in this Proxy Statement.

How many votes do I have?

The number of votes you have is dependent on the number of shares of common stock you own. Each share of common stock entitles you to one vote. The proxy card indicates the number of shares of common stock that you own.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised if you file with the Secretary of the Company either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request. Attendance at the meeting will not by itself revoke a previously granted proxy.

How do I vote in person?

If you plan to attend the meeting and vote in person, we will give you a ballot form when you arrive. However, if your shares are held in the name of your broker, bank, or other nominee, you must bring a proxy card and letter from the nominee authorizing you to vote the shares and indicating that you were the beneficial owner of the shares on March 15, 2004, the record date for voting.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the conduct of business at the meeting. Proxies that are marked as abstentions will be included in the calculation of the number of shares considered to be present at the meeting.

What vote is required for each proposal?

The three nominees for director who receive a majority of the votes represented and voting at the meeting will be elected. As a result, if you do not vote for a particular nominee or you indicate "withhold authority to vote" for a particular nominee on your proxy card, your vote will not count either "for" or "against"the nominee.

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In order to ratify the selection of the independent auditor, the auditor must receive the affirmative vote of a majority of the votes represented and voting at the meeting. As a result, if you "abstain" from voting, it has the same effect as if you voted "against" this proposal.

In order to approve any other matters that may properly come before the meeting, generally, a majority of those votes cast by stockholders shall be sufficient to pass on the matter. However, there may be occasions where a greater vote is required by law, or by our Articles of Incorporation or Bylaws.

Who will bear the costs of solicitation of proxies?

We will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in this solicitation of proxies. The proxies will be solicited principally through the mails, but directors, officers and regular employees of the Company may solicit proxies personally or by telephone. Although there is no formal agreement to do so, we may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expense in forwarding these proxy materials to their principals. In addition, we may pay for and utilize the services of individuals or companies we do not regularly employ in connection with the solicitation of proxies.

STOCK OWNERSHIP

Who are the largest owners of Severn Bancorp’s common stock?

Persons and groups owning in excess of 5% of the common stock are required to file reports with the Securities and Exchange Commission regarding their ownership pursuant to the Securities Exchange Act of 1934. Except as set forth in the following tables, we know of no person or entity, including any group of persons, who or which is the beneficial owner of more than 5% of the outstanding shares of common stock on the record date. "Beneficial ownership" is a technical term broadly defined by the Securities and Exchange Commission to mean more than ownership in the usual sense. So, for example, you beneficially own common stock not only if you hold it directly, but also if you hold it indirectly or, through a relationship, contract, or understanding, have, or share, the power to vote the stock, to sell it, or you have the right to acquire it within 60 days of the record date.

How much stock do Severn Bancorp’s directors and officers own?

The following table shows the beneficial ownership of the Company's common stock as of March 2, 2004 by (i) our President and Chief Executive Officer; (ii) our most highly compensated executive officers in 2003; (iii) each director and nominee for director; and (iv) by all directors and executive officers as a group.

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Name of Individual	Beneficial Ownership of Severn Bancorp	Percent of Total

Nominees for Director:	80,562[1]	1.94%
Melvin Hyatt	140,219[2]	3.37%
S. Scott Kirkley	37,749.76%
Albert W. Shields

Directors Continuing in Office:
Alan J. Hyatt	1,049,588[3]	25.23%
Melvin E. Meekins, Jr.	203,730[4]	4.90%
Ronald P. Pennington	57,100[5]	1.37%
T. Theodore Schultz	25,500[6]	0.61%
Keith Stock	46,600[7]	1.12%
Louis DiPasquale, Jr.	93,681[8]	2.25%
Other Executive Officer
Cecelia Lowman	55,225[9]	1.33%

All directors and executive officers as a group	1,783,954	42.89%

1 16,500 of such shares are owned by Mr. Hyatt and his wife. Melvin Hyatt is the uncle of Alan J. Hyatt

2 131,175 of such shares are owned by Mr. Kirkley and his wife. The Company’s ESOP holds an additional 31,560 shares for the benefit of Mr. Kirkley.

3 595,995 of such shares are owned by Mr. Hyatt and his wife. He controls 9,600 shares as custodian for his children. The Company’s ESOP holds an additional 45,499 shares for the benefit of Mr. Hyatt. The number of shares indicated includes 375,176 shares which Mr. Hyatt can vote as a trustee of the Company’s ESOP.

4 159,500 of such shares are owned by Mr. Meekins and his wife. The Company’s ESOP holds an additional 47,303 shares for the benefit of Mr. Meekins. The number of shares indicated does not include the shares which Mr. Meekins can vote as a trustee of the Company’s ESOP.

5 All such shares are owned by Mr. Pennington and his wife.

6 7,500 of such shares are owned by Mr. Schultz and his wife.

7 30,000 shares are held by First Financial Partners, Inc., a private investment company of which Mr. Stock serves as Chairman.

8 61,380 of usch shares are owned by Mr. DiPasquale for the benefit of his children.

9 54,225 of such shares are held by Mrs. Lowman and her husband. The Company’s ESOP holds an additional 22,343 shares for the benefit of Mrs. Lowman.

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PRINCIPAL SHAREHOLDERS

The following table presents information known to the Company regarding the beneficial ownership of Common Stock as of March 2, 2004 by each person believed to be the beneficial owner of more than 5% of the outstanding Common Stock of the Company.

Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership	Percent of Common Stock Outstanding

Alan J. Hyatt [10]	1,049,588	25.23%
1919 West Street
Annapolis, Maryland 21401

Louis Hyatt [11]	431,400	10.37%
1919 West Street
Annapolis, Maryland 21401

The Severn Savings Bank Employee Stock Ownership Plan Trust [12]	375,176	9.02%
(the "ESOP Trust")
c/o Severn Bancorp, Inc.
1919 A West Street
Annapolis, Maryland 21401

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

Proposal 1:  Election of Directors

General.   We have nominated three directors for election at the annual meeting, which is the number of directorships fixed for the election of directors.

We have nominated the persons named below, two of whom are present members of the Board of Directors of the Company, for election to serve until the annual meeting of shareholders for the year ended December 31, 2006.

[See chart on following page]

10 595,995 of such shares are owned by Mr. Hyatt and his wife. He controls 9,600 shares as custodian for his children. The Company’s ESOP holds an additional 45,499 shares for the benefit of Mr. Hyatt. The number of shares indicated includes 375,176 shares which Mr. Hyatt can vote as a trustee of the Company’s ESOP.

11 21,690 of such shares are owned by Mr. Hyatt and his wife. Louis Hyatt is the father of Alan J. Hyatt.

12 Employees cannot vote or control the stock held for their benefit in the Company’s ESOP and the number of such shares are, therefore, not included on their behalf in this chart in the number of shares held by such individual. The shares of stock in the Company’s ESOP are voted by the trustees of the plan; the trustees are Alan J. Hyatt and Melvin E. Meekins, Jr.

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Name of Individual	Age[13]	Principal Occupation for Last Five Years
S. Scott Kirkley	51
S. Scott Kirkley has been a Director and Secretary/Treasurer of the Bank since 1980 and Senior Vice President since 1989. He serves in the same capacities for the Company. He has been employed by the Bank on a full-time basis since 1987 and has primary responsibility for the Bank’s residential loan operations.

Melvin Hyatt	71
Melvin Hyatt has been a Director of the Company since its inception and a Director of the Bank since 1978. He is employed by the Housing Authority of the City of Annapolis. Mr. Hyatt is the uncle of Alan J. Hyatt.

Albert W. Shields	59
Albert W. Shields was nominated as a director on December 16, 2003. Mr. Shields is presently the Vice President of Sales for the Northeast Region of HD Builder Solutions Group. He was the Chief Executive Officer of Floors, Inc. from 1986 to 2002 when the company was sold to The Home Depot. Mr. Shields has been involved in the real estate and development market, and the building supply industry for the past 35 years. Mr. Shields earned a degree in Commerce and Tariff Laws from Humboldt University.

Directors Continuing in Office.   The directors continuing in office are:

Name of Individual	Age [13]	Principal Occupation for Last Five Years
Alan J. Hyatt	49
Alan J. Hyatt has been Chairman of the Board and President of the Severn Savings Bank, FSB (the "Bank"), a subsidiary of the Company, since 1982, having previously served as an officer and director since 1978. He is also the Chairman of the Board and President of the Company. Mr. Hyatt has been a partner in the law firm of Hyatt, Peters & Weber, LLP, Annapolis, Maryland since 1978 and is a real estate broker with Arundel Realty Services, LLC, Annapolis, Maryland. Mr. Hyatt spends approximately 50% of his professional time on the affairs of the Bank and the Company and the balance on his law practice.

Melvin E. Meekins, Jr.	62
Melvin E. Meekins, Jr. joined the Bank as a Director and Executive Vice President in April 1983, and he serves in the same capacity for the Company. Mr. Meekins is the Bank’s Principal Operating Officer. Mr. Meekins has been employed in the savings and loan industry since 1962. He is a graduate of the Institution of Financial Education’s Executive Development School, University of Connecticut and the Graduate School of Savings & Loan, Indiana University.

Ronald P. Pennington	64
Ronald P. Pennington has been a Director of the Company since its inception and a Director of the Bank since 1980. Mr. Pennington has owned and operated an independent tool distributorship since 1985, and now is a retired investor.

T. Theodore Schultz	64
T. Theodore Schultz has been a Director of the Company since its inception and a Director of the Bank since 1986. Mr. Schultz is self-employed and owns Schultz and Company, Inc. Mr. Schultz is an enrolled agent, accredited tax advisor with an accounting and tax practice in the Annapolis area since 1971.

Louis DiPasquale, Jr.	81
Louis DiPasquale, Jr. has been a Director since the inception of the Company and the Bank. Mr. DiPasquale has been the owner/operator of the Motel Carlton in Baltimore, Maryland since 1964. Mr. DiPasquale served as Secretary/Treasurer of the Bank from 1964 to 1978.

Keith Stock	51
Keith Stock served as a Director of the Bank From April 1990 to December 1993. Mr. Stock is Global Vice President of Cap Gemini Ernst & Young. Previously he was Chairman and Chief Executive Officer of First Financial Investors, Inc., the bank holding company for St. Louis Bank, FSB. Mr. Stock earned his A.B. from Princeton University and received his M.B.A. in finance from the Wharton School, University of Pennsylvania.

13 As of December 31, 2003

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The Board of Directors and Committees.   Our Board of Directors generally meets on a monthly basis, or as needed. During the year ended December 31, 2003, our Board of Directors met twelve times. No director attended fewer than 75% in the aggregate of (a) the total number of board meetings held while the director was a member during the year ended December 31, 2003 and (b) the total number of meetings held by committees on which the director served during the year.

On March 16, 2004, the Board of Directors adopted a Corporate Governance Committee Charter. The Company’s Corporate Governance Committee will be comprised of at least three members, each appointed by the Board of Directors, and is responsible for developing a set of corporate governance policies for the Company.

The Company’s nominating committee consists of the full Board of Directors, however, only the independent directors may vote on nominations. A director is "independent" as defined under Rule 4200 of the NASDAQ Marketplace Rules. While the nominating committee will consider nominees recommended by shareholders, it has not actively solicited recommendations from shareholders for nominees nor, conditioned on compliance with the procedural requirements contained in our Articles of Incorporation and Bylaws, established any procedures for this purpose. The Company has no policy concerning the consideration of nominees recommended by shareholders. If a shareholder wishes to submit recommendations for a nominee it should be done in writing and sent to the Secretary of the Company at least ninety (90) days prior to the Annual Meeting of Shareholders. Our nominating committee met one time in its capacity as the nominating committee during 2003. The nominating committee has no separate charter. This year’s nominees were selected by the full nominating committee after evaluating each nominee’s general business acumen, the nominee’s knowledge of the Company and its business activities. In addition to the aforementioned criteria, the nominating committee considers the investment in the Company made by the nominee as demonstrated by the number of shares owned by each such nominee. The nominating committee’s process for identifying and evaluating director nominees relates to the general business acumen and knowledge of the Company and its business activities. Board membership longevity is also evaluated when considering the nomination of current Board members. There was no third party paid to identify or assist in finding candidates for the Board of Directors.

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The Company has no compensation committee because the Company has no employees. The Bank has a compensation committee, as the Bank has employees. The Bank’s compensation Committee consists of:

T. Theodore Schultz
Melvin Hyatt 14
Keith Stock
Louis DiPasquale, Jr.
Ronald Pennington
Albert W. Shields

T. Theodore Schultz, Ronald Pennington, Keith Stock and Albert W. Shields serve as the Company’s Audit Committee. As of the date of this Proxy Statement, each of the Committee members is an "independent director" under the rules of the NASDAQ Stock Market. The Audit Committee's responsibilities are described in a written charter that was adopted by the Board of Directors of the Company, a copy of which is attached as Appendix A hereto.

The Audit Committee has reviewed and discussed the Company's audited consolidated financial statements for the fiscal year ended December 31, 2003 with Severn Bancorp, Inc.'s management. The Audit Committee has discussed with Anderson Associates, LLP, the Company's independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees. The Audit Committee has received the written disclosures and the letter from Anderson Associates, LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and has discussed with Anderson Associates, LLP the independence of Anderson Associates, LLP. Based on the review and discussions described in this paragraph, the Audit Committee recommended to the Company’s Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended December 31, 2003 be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 for filing with the Securities and Exchange Commission.

Recommendation: The Board recommends a vote "FOR" all three nominees for director.

Proposal 2:  Ratification of appointment of independent auditor.

We have appointed Beard Miller Company, LLP as independent auditor for the year ending December 31, 2004. On January 2, 2004, Anderson Associates LLP ("Anderson") announced that it was joining Beard Miller Company LLP ("Beard Miller") to become the Baltimore office of Beard Miller. As a result, on January 2, 2004, Anderson resigned as independent auditors of the Company. On January 2, 2004, the Company engaged Beard Miller as its successor independent audit firm. If you do not ratify the selection of independent auditor, the Audit Committee and the Board will reconsider the appointment. However, even if you ratify the selection, the Board may still appoint new independent accountants at any time during the year if it believes that a change would be in our best interests and the best interest of our shareholders.

Recommendation.   The Board of Directors recommends a vote "FOR" the ratification of the selection of Beard Miller Company, LLP as the independent auditor for the year ending December 31, 2004.

14 Mr. Hyatt is the uncle of Alan J. Hyatt and does not participate in the evaluation and determination of Alan J. Hyatt's compensation.

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Director and Executive Officer Compensation

How do we compensate directors?

The Company does not compensate its directors. Directors of the Bank received $1,300 per meeting of the Board of Directors attended in 2003. Additionally, each non-employee member of a committee of the Board of Directors of the Bank receives a fee ranging between $300 - $750 per committee meeting. A total of $91,450 in the year ended December 31, 2003 was paid as directors’ fees and committee fees for the Bank.

How do we compensate executive officers?

Summary of Cash and Certain Other Compensation.   We have no full time employees, but rely on the employees of the Bank for the limited services that we require. All compensation paid to our officers is paid by the Bank.

The following table contains information on the cash and non-cash compensation awarded to or earned by our Chief Executive Officer and each executive officer of the Bank that earned a salary and bonus in excess of $100,000 during the fiscal years ended December 31, 2003, 2002, and 2001. No other executive officer of the Company, the Bank or person performing a similar policy making function for us had a salary and bonus in excess of $100,000 during these same periods for services rendered in all capacities to the Company. There are no employment agreements with the Bank and its officers.

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	Annual Compensation						Long Term Compensation

	Awards						Payouts
Name and Principal Position Year	Salary	Bonus	Other Annual Compen- sation ($) [15]	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#) [16]	LTIP Payouts ($)	All Other Compensation ($) [17]
Alan J. Hyatt
CEO
2003	200,000	130,000	1,200	---	---	---	$2,938.33
2002	178,675	113,000	1,200	---	---	---	$2,938.33
2001	162,430	94,400	1,200	---	---	---	$2,938.33

Melvin E. Meekins, Jr.
Executive Vice-President
2003	238,000	92,000	1,200	---	---	---	$2,938.33
2002	212,410	80,000	1,200	---	---	---	$2,938.33
2001	193,100	69,500	1,200	---	---	---	$2,938.33

S. Scott Kirkley
Senior Vice- President
2003	166,000	55,200	1,200	---	---	---	$2,938.33
2002	147,785	48,000	1,200	---	---	---	$2,938.33
2001	134,350	41,300	1,200	---	---	---	$2,938.33

Cecelia Lowman
Principal Financial and Accounting Officer
2003	117,500	36,000	1,200	---	---	---	$2,938.33
2002	104,899	30,000	1,200	---	---	---	$2,938.33
2001	95,362	24,883	1,200	---	---	---	$2,938.33

15 SBI Mortgage Company directors' fees.

16 No stock options were granted in the last five years.

17 Consists of insurance premiums paid by the Bank under a supplemental executive retirement plan.

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What other benefits do Directors and Executive Officers receive?

Annuities, Pensions And Retirement Benefits

During 1985, the Bank established a defined contribution pension plan covering all employees. In 1989, that plan was converted to a 401(k) plan. The Bank contributes, on behalf of each employee, a matching contribution of fifty percent (50%) of salary deferred by an employee up to six percent (6%) of each participant's salary. The Bank’s plan also allows a non-matching profit sharing contribution to be determined at the discretion of the Board of Directors.

The following table sets forth for the fiscal year ended December 31, 2003, certain information regarding 401(k) benefits for Officers eligible for such benefits.

Name of Individual	Amount contributed by Severn during Severn's last audit period	Total value at 12/31/03

Alan J. Hyatt	$2,538	$195,207

Melvin E. Meekins, Jr.	$5,725	$333,342

S. Scott Kirkley	$4,022	$195,102

Cecelia Lowman	$2,847	$213,086

All Officers as a Group (4)	$15,132	$963,737

Effective January 1, 1990, the Company established an Employee Stock Ownership Plan (the "ESOP") for employees of the Bank and its subsidiaries. The ESOP provides an opportunity for the employees of the Bank to become shareholders and thus strengthen their direct interest in the success of the Bank. In addition, the ESOP assists the Bank in attracting and retaining capable personnel. As of December 31, 2003, a total of 390,193 shares of the Company’s Common Stock were owned by the ESOP.

The Bank has in place a Supplemental Executive Retirement Plan ("SERP") for executive officers, Alan J. Hyatt, Melvin E. Meekins, Jr., S. Scott Kirkley and Cecelia Lowman. Under the SERP, the Bank owns life insurance policies for the four named individuals, and contributes $11,753 per year, in the aggregate, to pay for premiums on life insurance policies insuring each of the aforementioned officers. Some of the officers make voluntary additional contributions toward the premiums on such policies.

   The death benefit and cash values under each insurance policy is payable to the Bank.

Upon retirement from the Bank and the attainment of age 62, each of the above officers shall be entitled to an annual "Retirement Income Benefit" for ten (10) years in an amount which will be calculated at the time of retirement, based on available assets within the applicable insurance policy insuring each executive, and existing market conditions.

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Director Independence

The Company has a majority of "independent" directors that comprises its Board as required by the corporate governance rules of NASDAQ. Independent directors as of December 31, 2003 are: Louis DiPasquale, Jr., Ronald Pennington, T. Theodore Schultz, Keith Stock and Albert W. Shields.

Stock Option Grants.

Bancorp maintained a stock option plan which was ratified by Bancorp’s shareholders at the 1998 annual meeting. The purpose of the plan was to advance the interest of Bancorp through providing select key employees and directors of Bancorp and its affiliates with the opportunity to acquire shares. By encouraging such stock ownership, Bancorp sought to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentive to directors and key employees of Bancorp or any affiliate to promote the success of the business. The plan provided that the exercise price must be the market value per share as set by the mean between the bid and the asked price on the date of the award. The exception was for individuals owning shares representing more than ten percent (10%) of Bancorp’s outstanding shares of common stock, in which case the exercise price must be not less than one hundred ten percent (110%) of the market value of the optioned shares on the date of the award. Incentive Stock Options ("ISO") granted become vested and exercisable, on a cumulative basis, with respect to twenty percent (20%) of the optioned shares upon each of the first five (5) anniversary dates of the grant. The awarding to directors of non-ISO options is not subject to vesting rules.

There were no stock options granted to the Company’s (or the Bank’s) named executive officers during the year ended December 31, 2003. All options that have been previously granted were exercised by Bancorp’s executive officers prior to 2003.

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REPORT OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

What is our philosophy on executive compensation?

Because we do not have any employees, compensation decisions are made by the Bank’s Board of Directors. All non-employee directors serve as members of the Compensation Committee. Melvin Hyatt, a director of the Bank, does not participate in compensation decisions relating to Chief Executive Officer Alan J. Hyatt, his nephew.

The Bank’s executive officers have no employment contracts. Annually, the Bank’s Compensation Committee evaluates profiles of comparable financial institutions to assure that the compensation to its executive officers is comparable to its peer group. Other factors used by the Compensation Committee in determining compensation for its executive officers include an assessment of the overall financial condition of the Bank, including an analysis of the Bank’s asset quality, interest rate risk exposure, capital position, net income and consistency of earnings. The Bank’s return on average assets and return on equity is considered and compared to its peer group. The complexity of the activities of the executive officers are considered, and intangible items are considered such as the reputation and general standing of the Bank within the community and the likelihood of continuing successful and profitable results.

The Bank sponsors a 401(k) plan for retirement benefits to all of its employees including its executive officers, and executive officers participate in a Supplemental Executive Retirement Plan ("SERP"). Both the 401(k) Plan and SERP are described in this Proxy Statement under "Annuities, Pensions and Retirement Benefits" on page 12. The Bank maintains a stock option plan for key employees however no stock options have been granted recently, see "Stock Option Grants" on page 13.

How do we compensate our President and Chief Executive Officer?

Mr. Hyatt, the President and Chief Executive Officer of the Company and the Bank and Chairman of the Board of each, received compensation for his services during 2003 from the Bank based on review of compensation paid for high performing companies within the Bank’s peer group; and based on the factors described under our philosophy on executive compensation described above.

Report of the Board of Directors on executive compensation not to be incorporated by reference.

This report of the Board of Directors on executive compensation should not be deemed incorporated by reference into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate the information contained in the report by reference.

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The following graph sets forth comparative information regarding the Company’s cumulative shareholder return on its Common Stock over the last five years. Total shareholder return is measured by dividing total dividends (assuming dividend reinvestment) for the measurement period plus share price change for a period by the share price at the beginning of the measurement period. Severn Bancorp, Inc.'s cumulative shareholder return is based on an investment of $100 on December 31, 1998, and is compared to the cumulative total return of the NASDAQ Total US Index and the SNL Securities LC Thrift Index for thrifts with total assets between $.25 and $.5 billion (the "SNL Thrift ($.25B to $.5B) Index")

Comparison of Cumulative Total Return Among Severn, NASDAQ Total US and
SNL Thrift ($.25B to $.5B) Index from December 31, 1998 to December 31, 2003

	Period Ending
Index	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Severn Bancorp, Inc.	100.00	113.23	93.97	129.93	235.02	475.46
NASDAQ - Total US	100.00	185.95	113.19	89.65	61.67	92.90
SNL $250M-$500M Thrift Index	100.00	117.55	131.02	186.37	243.49	344.68
SNL $500M-$1B Thrift Index	100.00	81.75	93.28	130.88	183.35	261.07

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Report of the Audit Committee

Under the guidance of a written charter adopted by the Board of Directors, the Audit Committee is responsible for overseeing our financial reporting process on behalf of the Board of Directors. T. Theodore Schultz is the Chairman of the Audit Committee. Keith Stock serves as its financial expert, and is "independent" as such term is defined by applicable federal securities laws. Management has the primary responsibility for the system of internal controls and the financial reporting process. The independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with auditing standards generally accepted in the United States of America. The Audit Committee has the responsibility to monitor and oversee these processes.

Without management representation, the Audit Committee met separately with the independent accountants to review the results of their audit, their evaluation of our internal controls, and the overall quality of the our accounting and financial reporting.

In fulfilling its responsibilities, the Audit Committee recommended to the Board of Directors, the selection of our independent auditors, Beard Miller Company, LLP. The firm has discussed with the Audit Committee and provided written disclosures to the Audit Committee on (1) that firm’s independence as required the Independence Standards Board and (2) the matters required to be communicated under auditing standards generally accepted in the United States of America.

Internal Control Procedures

The Company, under the supervision and with the participation of its management, including its principal executive officer and principal financial offer, evaluated the effectiveness of the design and operation of its disclosure controls and procedures as of the end of the period covered by this report. Based on this evaluation, the principal executive officer and principal financial officer concluded that the Company’s disclosure controls and procedures are effective in reaching a reasonable level of assurance that information required to be disclosed by the Company in the reports that it files or submits under the Securities Exchange Act of 1934 is recorded, processed, summarized and reported within the time period specified in the Securities and Exchange Commission’s rules and forms.

The principal executive officer and principal financial officer also conducted an evaluation of internal control over financial reporting ("Internal Control") to determine whether any changes in Internal Control occurred during the fourth quarter that have materially affected or which are reasonably likely to materially affect Internal Control. Based on that evaluation, there has been no such change during the quarter covered by this report.

A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within the Company have been detected. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected. The Company conducts periodic evaluations to enhance, where necessary its procedures and controls.

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Relationship with Independent Auditors

Beard Miller Company, LLP, (formerly Anderson Associates, LLP) who performed audit services for us in 2003, including an examination of the consolidated financial statements and services related to filings with the Securities and Exchange Commission, has served as our accountants since 1990. Anderson Associates, LLP performed all of its services in 2003 at customary rates and terms. Representatives of Beard Miller Company, LLP will be present at the meeting, will be available to respond to your appropriate questions and will be able to make such statements as they desire.

Audit Fees. The aggregate fees billed by Beard Miller Company, LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2003 and December 31, 2002 and the review of the financial statements included in the Company’s Forms 10-Q for fiscal years 2003 and 2002 totaled $83,550 and $84,005, respectively.

Audit-Related Fees. The aggregate fees billed by Beard Miller Company, LLP for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements for the fiscal years ended December 31, 2003 and December 31, 2002 and that are not disclosed in the paragraph captioned "Audit Fees" above, were $0 and $0, respectively.

Tax Fees. The aggregate fees billed by Beard Miller Company, LLP for professional services rendered for tax compliance, tax advice and tax planning for the fiscal years ended December 31, 2003 and December 31, 2002 were $10,450 and $10,555, respectively.

All Other Fees. The aggregate fees billed by Beard Miller Company, LLP for products and services, other than the services described in the paragraphs "Audit Fees," "Audit-Related Fees," and "Tax Fees" above for the fiscal years ended December 31, 2003 and December 31, 2002 were $0 and $0, respectively.

The Audit Committee has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit and permissible non-audit services provided by Beard Miller Company, LLP in fiscal 2003.

"All Other Fees" includes (i) Federal Home Loan Bank collateral verification procedures; (ii) assistance with evaluating the effect of corporate structure changes and various accounting and reporting issues; (iii) preparation of tax returns; (iv) agreed upon procedures; and (v) review and verification of the Company’s Form 10 Registration Statement.

The Audit Committee reviews summaries of the services provided by Beard Miller Company, LLP and the related fees and has considered whether the provision of non-audit services is compatible with maintaining the independence of Beard Miller Company, LLP.

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Certain Relationships and Transactions Where Certain Persons Have Material Interests

Alan J. Hyatt, who is an affiliated person by virtue of his stock ownership and positions as Director and President of the Company and the Bank, is a partner of the law firm of Hyatt, Peters & Weber, LLP, which serves as general counsel to the Company and the Bank. The law firm of Hyatt, Peters & Weber, LLP received fees in the amount of $166,816 for services rendered to the Company and to the Bank and its subsidiaries for the year ended December 31, 2003. The law firm received $473,154 in fees from borrowers who obtained loans from the Bank for the year ended December 31, 2003. Additionally, that law firm received $12,815 in trustee’s commissions arising from the sale of foreclosed real estate by the Bank.

A subsidiary of the Bank, Homeowner’s Title and Escrow Corporation, leases space at 1925 West Street from 1925 West, LLC. Alan J. Hyatt is a partner of the entity that owns 1925 West, LLC. The lease is for a term of 3 years, with the tenant having the right of early termination. The rent paid in 2003 was $49,105.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
FOR INCLUSION IN PROXY STATEMENT

Any proposal that a Company shareholder wishes to have included in the Company's proxy statement and form of proxy relating to the Company's 2005 annual meeting of shareholders under Rule 14a-8 of the Securities and Exchange Commission must be received by the Company's Secretary at Severn Bancorp, Inc., 1919 A West Street, Annapolis, Maryland 21401 at least 60 days prior to the Company’s 2005 annual meeting. As of the date of mailing of this proxy statement, the date of the 2005 annual meeting has not yet been scheduled, however, it is anticipated that it will take place in late April 2005. Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement and form of proxy for such meeting any shareholder proposal that does not meet the requirements of the Securities and Exchange Commission in effect at the time.

ANNUAL REPORT AND FINANCIAL STATEMENTS

A copy of the Company's Annual Report to Shareholders for the year ended December 31, 2003 accompanies this Proxy Statement.

Upon receipt of a written request, the Company will furnish to any shareholder without charge a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2003 and the exhibits thereto required to be filed with the Commission under the Securities Exchange Act of 1934. Such written request should be directed to:

S. Scott Kirkley
Senior Vice President and Secretary
Severn Bancorp, Inc.
1919A West Street
Annapolis, Maryland 21401

The Form 10-K is not part of the proxy solicitation materials.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, certain officers and persons who own more than 10% of its Common Stock, to file with the Securities and Exchange Commission initial reports of ownership of the Company’s equity securities and to all subsequent reports when there are changes in such ownership. Based on a review of reports submitted to the Company, the Company believes that during the fiscal year ended December 31, 2003 all Section 16(a) filing requirements applicable to the Company’s officers, directors, and more than 10% owners were complied with on a timely basis, including all required filings by the Company’s directors, officers, and more than 10% beneficial owners on Forms 3, 4, or 5, as applicable, to satisfy the reporting requirements under federal securities laws.

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COMMUNICATIONS WITH DIRECTORS

There is no independent process where shareholders may communicate with the Board of Directors of the Company. There have been no requests received by the Company from shareholders to communicate with the Company’s Board of Directors and, as a result, the Company determined that a formal process for such communications was not necessary to be established. If any shareholder wishes to communicate with a member of the Board of Directors, the shareholder may communicate in writing to 1919A West, Street, Annapolis, Maryland 21401 via first class mail, or by facsimile at 410-841-6296.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

                                           By order of the Board of Directors

        /s/
                                     S. Scott Kirkley
                                           Secretary

Annapolis, Maryland
March 25, 2004

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